Exhibit 99.2

Cryoport to Host Investor Call to Discuss Recent Strategic Agreement and Transformative Transaction
Today, March 31, 2025, at 8:30 a.m. ET

NASHVILLE, Tennessee, March 31, 2025 - Cryoport, Inc. (Nasdaq: CYRX) (“Cryoport” or the “Company”), a global leader in supply chain solutions for the life sciences sector, today announced that the Company will host an investor call today, Monday, March 31, 2025, at 8:30 a.m. ET, to discuss the Company’s recent strategic agreement and transformative transaction, which includes a strategic partnership with the DHL Group (DHL) and DHL’s acquisition of CRYOPDP

The conference call will include remarks by the management team followed by a questions and answers session that will address questions members of the investment community have regarding these recent events. A slide deck will accompany the call.

Conference Call Information

Date:	Monday, March 31, 2025
Time:	8:30 a.m. ET, 4:30 PM (UTC+1)
Dial-in numbers:	1-800-717-1738 (U.S.), 1-646-307-1865 (International)
Confirmation code:	Request the “Cryoport Call” or Conference ID: 1197941
Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until April 7, 2025. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 1197941#.

About Cryoport, Inc

Cryoport, Inc. (Nasdaq: CYRX), is a global leader in supply chain solutions for the Life Sciences with an emphasis on cell & gene therapies. Cryoport enables manufacturers, contract manufacturers

(CDMOs), contract research organizations (CROs), developers, and researchers to carry out their respective business with products and services that are designed to derisk services and provide certainty. We provide a broad array of supply chain solutions for the life sciences industry. Through our platform of critical products and solutions including advanced temperature-controlled packaging, informatics, specialized bio-logistics services, bio-storage, bio-services, and cryogenic systems, we are “Enabling the Future of Medicine™” worldwide, through our innovative systems, compliant procedures, and agile approach to superior supply chain management.

Our corporate headquarters, located in Nashville, Tennessee, is complemented by over 50 global locations in 17 countries, with key sites in the United States, United Kingdom, France, the Netherlands, Belgium, Portugal, Germany, Japan, Australia, India, and China.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at www.x.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to Cryoport's expectations about future benefits of the sale of CRYOPDP and the strategic collaboration with DHL, including the potential impact on future revenue and revenue streams. It is important to note that Cryoport’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, the effects of foreign currency fluctuations, trends in the products markets, variations in Cryoport’s cash flow, market acceptance risks, and technical development risks. Cryoport’s business could be affected by other factors discussed in Cryoport’s SEC reports, including in the “Risk Factors” section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and Cryoport cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, Cryoport disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com